EX-99.23(h)(6)
                       TRANSFER AGENCY SERVICES AGREEMENT

     THIS  TRANSFER  AGENCY  SERVICES  AGREEMENT  ("Agreement")  is  made  as of
December 15, 2006 by and between PFPC Inc., a Massachusetts corporation ("PFPC"), and JNL Investors Series Trust, a Massachusetts business trust ("Fund").

                              W I T N E S S E T H:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Fund wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. DEFINITIONS. As used in this Agreement.

     (a)  "1933 ACT" means the Securities Act of 1933, as amended.

     (b)  "1934 ACT" means the Securities Exchange Act of 1934, as amended.

     (c) "AUTHORIZED PERSON" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

     (d) "ORAL INSTRUCTIONS" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

     (e)  "SEC"  means  the  U.S.  Securities  and  Exchange   Commission.

     (f)  "SECURITIES LAWS" mean the 1933 Act, the 1934 Act and the 1940 Act.

     (g) "SHARES" mean the shares of beneficial interest of any series or class of the Fund.

     (h) "WRITTEN INSTRUCTIONS" mean (i) written instructions signed by an Authorized Person and received by PFPC, or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered electronically (with respect to sub-item (ii) above) or by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. The Fund hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

     Notwithstanding the foregoing, the parties agree that upon ninety (90) days' written notice to PFPC, the Fund may assume "in-house" the sole responsibility to provide customer call center operations (e.g., servicing customer calls and inquiries and relating to services provided by PFPC hereunder, including a toll-free telephone number for use by Customers) ("Call Center Operations") and/or print mail services (as set forth in Section 14(m) herein) and/or proxy solicitation services (as set forth in Section 14(n) herein); and from the date of the Fund's assumption of Call-Center Operations, print mail services and/or proxy solicitation services, respectively, the mutually agreed upon fees attributable the services the Fund assumes in-house shall cease to accrue. In the event the Fund assumes Call Center Operations, print mail services and/or proxy solicitation services, each Party shall advise the other Party promptly of the receipt of any information it receives that would be necessary or appropriate for the other Party to know in order to provide the services relating to Call Center Operations and the services contemplated by this Agreement or as may be necessary to comply with applicable law.

3. COMPLIANCE WITH RULES AND REGULATIONS. PFPC undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any other entity.

4. INSTRUCTIONS.

     (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

     (b) PFPC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

     (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions.

5. RIGHT TO RECEIVE ADVICE.

     (a) ADVICE OF THE FUND. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from Authorized Persons of the Fund.

     (b) ADVICE OF COUNSEL. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of
          PFPC); provided that PFPC will notify the Fund should PFPC request any such advice from counsel. The parties agree to use good faith efforts to properly allocate the expense of any such counsel fees between the parties.

     (c) CONFLICTING ADVICE. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel upon notification to the Fund.

     (d) PROTECTION OF PFPC. PFPC shall be indemnified by the Fund and without liability for any action PFPC takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions PFPC receives from or on behalf of the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.

6. RECORDS; VISITS. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable Securities Laws, rules, and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense.

7. CONFIDENTIALITY.

     (a) Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include:

          (i) Any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

          (ii) Any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC a competitive advantage over its competitors;

          (iii) All confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and

          (iv) anything designated as confidential.

     (b)  Notwithstanding  the foregoing,  information shall not be Confidential
          Information   and  shall  not  be  subject  to  such   confidentiality
          obligations  if it:

          (i) Is already known to the receiving party from public sources at the time it is obtained;

          (ii) Is or becomes publicly known or available through no wrongful act of the receiving party;

          (iii) Is  rightfully  received  from a third party who, to the best of
               the  receiving  party's  knowledge,   is  not  under  a  duty  of
               confidentiality;

          (iv) Is released by the protected party to a third party without restriction;

          (v) Is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided the receiving party will provide the other party written notice of the same, to the extent such notice is permitted);

          (vi) Is relevant to the defense of any claim or cause of action asserted against the receiving party;

          (vii) Is Fund information provided by PFPC in connection with an independent third party compliance or other review;

          (viii) Is necessary for PFPC to release such information in connection with the provision of services under this Agreement; and/or

          (ix) Has been or is independently developed or obtained by the receiving party.

     (c)  Each party hereby agrees:

          (i) not to disclose or use such Confidential Information of the other party except as permitted under this Agreement;

          (ii) to establish and maintain procedures reasonably designed to maintain the security and privacy of all such Confidential Information; and

          (iii) to reasonably cooperate with the other party and provide reasonable assistance in ensuring compliance of such applicable "Privacy Laws" (as defined in Section 15 herein) to the extent applicable to either party.

     (d) The provisions of this Section 7 shall survive termination of this Agreement for a period of (3) years after such termination.

8. COOPERATION WITH ACCOUNTANTS. PFPC shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants in connection with their engagement by the Fund.

9. PFPC SYSTEM. PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized and developed by or for PFPC in connection with the services provided by PFPC to the Fund. Notwithstanding the foregoing, the parties acknowledge the Fund shall retain all ownership rights in Fund data which resides on the PFPC System.

10. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures or loss or destruction of data, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, ordinary negligence or reckless disregard of its duties or obligations under this Agreement. 11. COMPENSATION.

     (a) As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC. In addition, the Fund agrees to pay, and will be billed separately in arrears for, reasonable expenses incurred by PFPC in the performance of its duties hereunder.

     (b) PFPC shall establish certain cash management accounts ("Service Accounts") required to provide services under this Agreement. The Fund acknowledges: (i) PFPC may receive investment earnings from sweeping the funds in such Service Accounts into investment accounts including, but not limited, investment accounts maintained at an affiliate or client of PFPC; (ii) balance credits earned with respect to the amounts in such Service Accounts ("Balance Credits") will be used to offset the banking service fees imposed by the cash management service provider ("Banking Service Fees");(iii) PFPC shall retain any excess Balance Credits for its own use; (iv) Balance Credits will be calculated and applied toward the Fund's Banking Service Fees regardless of the Service Account balance sweep described in Sub-Section (i) herein; and (v) PFPC may use the services of third-party vendors in connection with the issuance of redemption and distribution checks and shall retain any benefits obtained from any arrangements with such vendors, including any commission or return on float paid to it by any such vendors. PFPC will provide a quarterly report to the Board of Trustees of the Fund detailing the amount of excess Balance Credits attributable to the Fund that are retained by PFPC.

     (c) The undersigned hereby represents and warrants to PFPC that:(i) the terms of this Agreement; (ii) the fees and expenses associated with this Agreement; and (iii) any benefits accruing to PFPC or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC to such adviser or sponsor or any affiliate of the Fund relating to the Agreement have been fully disclosed to the Board of Trustees of the Fund and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits. PFPC represents to the Fund that PFPC disclosed to the Board
          (i) the fees and expenses associated with this Agreement, and (ii) any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made by, or to be made by, PFPC relating to the Agreement.

12. INDEMNIFICATION. (a) The Fund agrees to indemnify, defend and hold harmless PFPC and its affiliates, including their respective officers, directors, agents and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC takes in connection with the provision of services to the Fund. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of PFPC's activities under this Agreement, provided that in the absence of a finding to the contrary, the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been the result of PFPC's or its affiliates own willful misfeasance, bad faith, gross negligence or reckless disregard of such duties and obligations under this Agreement. The provisions of this Section 12 shall survive termination of this Agreement.

     (b) PFPC will indemnify, defend, and hold harmless the Fund and its officers, directors, and employees, from all claims, suits, actions, damages, losses, liabilities, obligations, costs and reasonable expenses (including attorneys' fees and court costs, travel costs and other reasonable out-of-pocket costs related to dispute resolution) to the extent arising directly out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

     (c)  LEGAL ACTION AGAINST INDEMNIFIED PARTY.

          (i) NOTICE OF THE ACTION. A party that seeks indemnification under this Agreement must promptly give the other party written notice of any legal action, but a delay in notice does not relieve an indemnifying party of any liability to an indemnified party, except to the extent the indemnifying party shows that the delay prejudiced the defense of the action.

          (ii) PARTICIPATING IN OR ASSUMING THE DEFENSE. The indemnifying party may participate in the defense at any time or it may assume the defense by giving notice to the other party. After assuming the defense, the indemnifying party: must select an attorney that is satisfactory to the other party; is not liable to the other party for any later attorney's fees or for any other later expenses that the other party incurs, except for reasonable investigation costs; must not compromise or settle the action without the other party's consent (but the other party must not unreasonably withhold its consent); and is not liable for any compromise or settlement made without its consent.

          (iii) FAILING TO ASSUME THE DEFENSE. If the indemnifying party fails to participate in or assume the defense within 15 days after receiving notice of the action, the indemnifying party is bound by any determination made in the action or by any compromise or settlement made by the other party.

The provisions of this Section 12 state each party's entire obligation with respect to any claim of indemnification.

13. RESPONSIBILITY OF PFPC.

     (a) PFPC shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC and the Fund in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence, or reckless disregard of such duties.

     (b) Notwithstanding anything in this Agreement to the contrary, (i) except to the extent caused by a failure of PFPC to maintain a reasonable disaster recovery and business continuity plan as required under
          Section 10 above, PFPC shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC reasonably believes to be genuine.

     (c) Notwithstanding anything in this Agreement to the contrary, (i) neither PFPC nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

     (d) The cumulative liability of PFPC to the Fund for all losses, claims, suits, controversies, breaches or damages of any nature (including but not limited to those arising out of or related to this Agreement and regardless of the form of action or legal theory shall not exceed the greater of (i) $1,000,000 or (ii) the aggregate of the fees received by PFPC for services provided under the Agreement during the twenty four (24) months immediately prior to the date of such loss or damage.

     (e) Each party shall have a duty to mitigate damages for which the other party may become responsible. (f) The provisions of this Section 13 shall survive termination of this Agreement.

14. DESCRIPTION OF SERVICES.

     (a)  SERVICES PROVIDED ON AN ONGOING BASIS, IF APPLICABLE.

          (i) Calculate and pay 12b-1 payments (PFPC to provide reporting to the Fund);

          (ii) Calculate and pay commissions to selling representatives;

          (iii) Monitor sales charge breakpoints;

          (iv) Monitor Letter of Intent and Rights of Accumulation, and process accordingly;

          (v) Convert C shares to A shares after 10 years (or such other period as provided via Written Instructions);

          (vi) Assess front end and/or back end CDSC charges on transactions;

          (vii) Provide sales activity and information reasonably requested by Blue Sky registration agent;

          (viii) Maintain shareholder registrations;

          (ix) Review new applications and correspond with shareholders to complete or correct information;

          (x)  Direct payment processing of checks or wires;

          (xi) Prepare and certify stockholder lists in conjunction with proxy solicitations;

          (xii) Countersign share certificates;

          (xiii) Prepare and mail to shareholders confirmation of activity;

          (xiv) Provide  toll-free  lines  for  direct   shareholder  use,  plus
               customer liaison staff for on-line inquiry response;

          (xv) Mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with PFPC;

          (xvi) Provide periodic shareholder lists and statistics to the Fund;

          (xvii) Provide detailed data for underwriter/broker confirmations;

          (xviii) Prepare periodic mailing of year-end tax and statement information;

          (xix) Notify on a timely basis the investment adviser, accounting agent, and custodian of fund activity;

          (xx) Perform other participating broker-dealer shareholder services as may be agreed upon in writing from time to time;

          (xxi) Accept and post daily Share purchases and redemptions;

          (xxii) Accept, post and perform shareholder transfers and exchanges;

          (xxiii) Issue and cancel certificates (when requested in writing by the shareholder);

          (xxiv) Perform certain administrative and ministerial duties relating to opening, maintaining and processing transactions for shareholders or financial intermediaries that trade shares through the NSCC; and

          (xxv) Provide other services as agreed upon in writing by PFPC and the Fund.

     (b) PURCHASE OF SHARES. PFPC shall issue and credit an account of a shareholder, in the manner described in the Fund's prospectus, once it receives:

          (i) A purchase order in completed proper form (generally deemed "good order");

          (ii) Proper information to establish a shareholder account; and

          (iii) Confirmation of receipt or crediting of monies for such order to the Fund's custodian.

     (c) REDEMPTION OF SHARES. PFPC shall process requests to redeem Shares as follows:

          (i) All requests to transfer or redeem Shares and payment therefor shall be made in accordance with the Fund's prospectus, when the shareholder tenders Shares in proper form, accompanied by such documents as PFPC reasonably may deem necessary.

          (ii) PFPC reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine and that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to process transfers or redemptions which PFPC, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

          (iii) When Shares are redeemed, PFPC shall deliver to the Fund's custodian ("Custodian") and the Fund or its designee a notification setting forth the number of Shares redeemed. Such redeemed Shares shall be reflected on appropriate accounts maintained by PFPC reflecting outstanding Shares of the Fund and Shares attributed to individual accounts. PFPC will also calculate and withhold any required federal taxes for the individual accounts.

          (iv) PFPC shall, upon receipt of the monies provided to it by the Custodian for the redemption of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures established from time to time between PFPC and the Fund.

          (v) When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer, unless otherwise instructed in writing by the broker-dealer.

          (vi) PFPC shall not process or effect any redemption requests with respect to Shares of the Fund after receipt by PFPC or its agent of notification of the suspension of the determination of the net asset value of the Fund.

     (d) DIVIDENDS AND DISTRIBUTIONS. Upon a resolution of the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions and Written Instructions to PFPC, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Fund's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of monies to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

     (e)  SHAREHOLDER ACCOUNT SERVICES.

          (i) PFPC may arrange, in accordance with the prospectus, for issuance of Shares obtained through: (A) Any pre-authorized check plan; and (B) Direct purchases through broker wire orders, checks and applications.

          (ii) PFPC may arrange, in accordance with the prospectus, for a shareholder's:

                    (A) Exchange of Shares for shares of another fund with which the Fund has exchange privileges;

                    (B)  Automatic   redemption   from  an  account  where  that
                         shareholder participates in a automatic redemption plan; and/or

                    (C)  Redemption   of   Shares   from  an   account   with  a
                         checkwriting privilege.

     (f) COMMUNICATIONS TO SHAREHOLDERS. Upon timely Written Instructions, PFPC shall mail all communications by the Fund to its shareholders, including:

          (i)  Reports to shareholders (where applicable);

          (ii) Confirmations of purchases and sales of Fund shares;

          (iii) Monthly or quarterly statements;

          (iv) Dividend and distribution notices; and

          (v)  Tax form information.

     (g) RECORDS. PFPC shall maintain records of the accounts for each shareholder showing the following information:

          (i) Name, address and United States Tax Identification or Social Security number;

          (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

          (iii) Historical   information   regarding   the   account   of   each
               shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

          (iv) Any stop or restraining order placed against a shareholder's account;

          (v) Any correspondence relating to the current maintenance of a shareholder's account;

          (vi) Information with respect to withholdings; and

          (vii) Any information required in order for PFPC to: (A) perform any calculations required by this Agreement, and/or (B) to perform service pursuant to this Agreement.

     (h) LOST OR STOLEN CERTIFICATES. PFPC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

          (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

          (ii) Completion of a release and indemnification agreement signed by the shareholder to protect PFPC and its affiliates.

     (i) SHAREHOLDER INSPECTION OF STOCK RECORDS. Upon a request from any Fund shareholder to inspect stock records, PFPC will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees to and does hereby release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

     (j) WITHDRAWAL OF SHARES AND CANCELLATION OF CERTIFICATES. Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

     (k) LOST SHAREHOLDERS. PFPC shall perform such services as are required in order to comply with rule 17Ad-17 of the 1934 Act (the "Lost Shareholder Rule"), including, but not limited to, those set forth below. PFPC may, in its sole discretion, use the services of a third party to perform some of or all such services, including:

          (i)  Documentation of search policies and procedures;

          (ii) Execution of required searches;

          (iii) Tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

          (iv) Preparation and submission of data required under the Lost Shareholder Rules.

          Except as set forth above, PFPC shall have no responsibility for any escheatment services.

     (l)  RETIREMENT PLANS.

          (i) In connection with the individual retirement accounts, simplified employee pension plans, rollover individual retirement plans, educational IRA's and ROTH individual retirement accounts ("IRA Plans"), 403(b) Plans and money purchase and profit sharing plans ("Qualified Plans") and such other individual retirement accounts as the parties mutually agree in writing (collectively, "Retirement Plans") within the meaning of Section 408 of the Internal Revenue Code of 1986, as amended ("Code"), sponsored by the Fund for which contributions of the Fund's shareholders ("Participants") are invested solely in Shares of the Fund, PFPC shall provide the following administrative services:

               (A) Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);

               (B)  Record method of distribution requested and/or made;

               (C)  Receive  and  process   designation  of  beneficiary   forms
                    requests;

               (D) Examine and process requests for direct transfers between custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;

               (E) Prepare any annual reports or returns required to be prepared and/or filed by a custodian of a Retirement Plan, including, but not limited to, an annual fair market value report, Forms 1099R and 5498; and file same with the IRS and provide same to Participant/Beneficiary, as applicable; and

               (F)  Perform    applicable    federal    withholding   and   send
                    Participants/Beneficiaries an annual TEFRA notice regarding required federal tax withholding.

          (ii) PFPC shall arrange for PFPC Trust Company to serve as custodian for the Retirement Plans sponsored by the Fund.

          (iii) With respect to the Retirement Plans, PFPC shall provide the Fund with the associated Retirement Plan documents for use by the Fund and PFPC shall be responsible for the maintenance of such documents in compliance with all applicable provisions of the Code and the regulations promulgated thereunder.

     (m) PRINT MAIL. Subject to Section 2 herein, the Fund hereby engages PFPC as its print/mail service provider with respect to those items and for such fees as may be agreed to from time to time in writing by the Fund and PFPC.

     (n) INTERNET SERVICES. Internet services will be provided subject to the terms, provisions and obligations as described in Exhibit B as such Exhibit B may be amended from time to time.

15. PRIVACY. Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, it shall not disclose the non-public personal information of investors in the Fund obtained under this Agreement, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by applicable privacy laws or regulations ("Privacy Laws"). This provision shall survive termination of this Agreement.

16. COMPLIANCE. To the extent the other provisions of this Agreement require PFPC to establish, maintain and implement written policies and procedures reasonably designed to prevent violations of the Federal Securities Laws, as defined in Rule 38a-1 under the 1940 Act, by PFPC as a service provider thereunder, with respect to the services provided by PFPC under this Agreement PFPC agrees to establish, maintain and implement or has established, maintains and implements such policies and procedures, and PFPC agrees to provide such assistance as may be reasonably requested from time to time by the Fund or the Fund's Chief Compliance Officer or their designees in connection with their oversight of such compliance by PFPC. In addition, PFPC will provide quarterly Sarbanes-Oxley certification.

17. ANTI-MONEY LAUNDERING. To the extent the other provisions of this Agreement require PFPC to establish, maintain and monitor accounts of shareholders in the Fund consistent with Securities Laws, and the Funds' Anti-Money Laundering Policies and Procedures (which shall not be materially different than PFPC's AML policies and procedures without PFPC's written consent), PFPC shall perform reasonable actions necessary to help the Fund maintain compliance with Section 352 of the USA PATRIOT Act, as follows: In this regard, PFPC shall: (a)
establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Fund from being used to launder money or finance terrorist activities; (b) provide for independent testing, by an employee who is not responsible for the operation of PFPC's AML program or by an outside party, for compliance with PFPC's established policies and procedures;
(c) designate a person or persons responsible for implementing and monitoring the operation and internal controls of PFPC's AML program; and (d) provide ongoing training of PFPC personnel relating to the prevention of money-laundering activities. Upon the reasonable request of the Fund, PFPC shall provide to the Fund: (x) a copy of PFPC's written AML policies and procedures (it being understood such information is to be considered confidential and treated as such and afforded all protections provided to confidential information under this Agreement); (y) at the good faith option of PFPC, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; and (z) a summary of the AML training provided for appropriate personnel. PFPC agrees to permit inspections relating to its AML program by U.S. regulatory agencies with appropriate jurisdiction and to make available to examiners from such departments or regulatory agencies such information and records relating to its AML program as such examiners shall reasonably request. Without limiting or expanding the foregoing, the parties agree the provisions of this Section 17 do not apply to Section 326 of the USA PATRIOT Act (or other sections other than Section 352) or regulations promulgated thereunder.

18. CUSTOMER IDENTIFICATION PROGRAM ("CIP") AND SUSPICIOUS ACTIVITY REPORTING ("SAR") SERVICES.

     (a) To help the Fund comply with its Customer Identification Program (which the Fund is required to have under regulations issued under Section 326 of the USA PATRIOT Act) PFPC will do the following:

          (i) Implement procedures under which new accounts in the Fund are not established unless PFPC has obtained the name, date of birth (for natural persons only), address and government-issued identification number (collectively, the "Data Elements") for each corresponding Customer, as defined in 31 CFR 103.131 (for purposes of this Agreement, Customers shall also include Shareholders), except for accounts excluded from CIP by law or regulation, such as a financial institution regulated by a Federal functional regulator).

          (ii) Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened. Methods may consist of non-documentary methods (for which PFPC may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 103.131), and may include procedures under which PFPC personnel perform enhanced due diligence to verify the identities of Customers the identities of whom were not successfully verified through the first-level (which will typically be reliance on results obtained from an information vendor) verification process(es).

         (iii) Record the Data Elements and maintain records relating to verification of new Customers consistent with 31 CFR 103.131(b)(3).

          (iv) Compare Customers with the U.S. Treasury Department's Office of Foreign Asset Control ("OFAC") maintained "Specially Designated National and Blocked Persons List" ("SDN List"), and where a Customer matches the SDN List, report that Customer to both the Funds and OFAC.

          (v) Regularly report to the Fund about measures taken under (i)-(iv) above.

          (vi) If PFPC provides services by which prospective Customers may subscribe for shares in the Fund via the Internet or telephone, work with the Fund to notify prospective Customers, consistent with 31 CFR 103.(b)(5), about the Fund's CIP.

          (vii) Set forth on a separate fee schedule compensation amounts due for these CIP Services.

     (b) Notwithstanding anything to the contrary, and without expanding the scope of the express language above, PFPC need not collect the Data Elements for (or verify) prospective customer (or accounts) beyond the requirements of relevant regulation (for example, PFPC will not verify customers opening accounts through NSCC) and PFPC need not perform any task that need not be performed for the Fund to be in compliance with relevant regulation.

     (c) Notwithstanding anything to the contrary, PFPC need not perform any of the steps described above with respect to persons purchasing Shares via exchange privileges.

19. DURATION AND TERMINATION.

     (a) This Agreement shall be effective on the date first written above and unless terminated pursuant to its terms shall continue for a period of three (3) years ("Initial Term").

     (b) Upon the expiration of the Initial Term, either party may terminate this Agreement by providing the other party with written notice. Such notice must be received not less than ninety (90) days prior to the expiration of the Initial Term or the then current Renewal Term.

     (c) In the event of termination, all reasonable expenses associated with movement of records and materials and conversion thereof to a successor transfer agent will be borne by the Fund and paid to PFPC prior to any such conversion.

     (d) If a party hereto is guilty of a material failure to perform its duties and obligations hereunder ("Defaulting Party") the other party ("Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied or substantial progress made to remedy such material breach within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty
          (30) days written notice of such termination to the Defaulting Party. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

     (e) Notwithstanding anything contained in this Agreement to the contrary, should a merger, acquisition, change in control, re-structuring, re-organization or any other decision involving the Fund or any affiliate (as defined under the 1940 Act) of the Fund result in the Fund's desire to cease to use PFPC as the provider of any of the services set forth hereunder in favor of another service provider prior to the expiration of the then current Initial or Renewal Term, PFPC shall make a good faith effort to facilitate a conversion of services to the Fund's successor service provider by the conversion date requested by the Fund, however, there can be no guarantee that PFPC will be able to facilitate such a conversion of services by such conversion date.

     (f) EARLY TERMINATION. In the event the Fund terminates this Agreement during the first two years of this Agreement, prior to the conversion to the successor service provider, (i) the payment of all fees to PFPC as set forth herein shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained with PFPC until the expiration of the full two years and calculated at the asset and/or Shareholder account levels, as the case may be, on the date notice of termination was given to PFPC. In the event the Fund terminates this Agreement prior to the end of the Initial Term, prior to the conversion to the successor service provider, PFPC shall be entitled to recoup any monthly minimum waived fees as may be agreed upon between the parties. Notwithstanding the foregoing, should the Fund terminate this Agreement as a result of PFPC's material default, the payment of fees to PFPC shall not be accelerated as set forth in the first sentence of this subsection 19(f) and PFPC shall not be entitled to recoup any monthly minimum fees PFPC waived during the first year of this Agreement.

20. NOTICES. Notices shall be addressed (a) if to PFPC, at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President (or such other address as PFPC may inform the Fund in writing); (b) if to the Fund, at 1 Corporate Way, Lansing, MI 48951, Attention: Legal Contract Administrator and Jorden Burt, 1025 Thomas Jefferson St., N.W. Suite 400 East, Washington, DC 2007, Attention: Gary Cohen or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

21. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

22. DELEGATION; ASSIGNMENT. PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives the Fund thirty
(30) days' prior written notice of such assignment or delegation. To the extent required by the rules and regulations of the NSCC and in order for PFPC to perform the NSCC-related services, the Fund agrees that PFPC may delegate its duties to any affiliate of PFPC that is a member of the NSCC.

23. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

25. MISCELLANEOUS.

     (a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

     (b) NO CHANGES THAT MATERIALLY AFFECT OBLIGATIONS. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

     (c) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (d) INFORMATION. The Fund will provide such information and documentation as PFPC may reasonably request in connection with services provided by PFPC to the Fund.

     (e) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

     (f) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (h) NO REPRESENTATIONS OR WARRANTIES. Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

     (i) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

     (j) CUSTOMER IDENTIFICATION PROGRAM NOTICE. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of PFPC's affiliates are financial institutions, and PFPC may, as a matter of policy, request (or may have already requested) the Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PFPC may also ask (and may have already asked) for additional identifying information, and PFPC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                    PFPC INC.

                                    By:    ------------------------------------
                                    Name:
                                    Title:

                                    JNL INVESTORS SERIES TRUST

                                    By:    ------------------------------------
                                    Name:  ROBERT A. FRITTS
                                    Title:   PRESIDENT

                                    EXHIBIT A


     THIS EXHIBIT A, dated as of December 15, 2006, is Exhibit A to that certain Transfer Agency Services Agreement dated as of December 15, 2006, between PFPC Inc. and JNL Investors Series Trust.

                                   PORTFOLIOS

Jackson Perspective 5 Fund - Class A
Jackson Perspective 5 Fund - Class C
Jackson Perspective Index 5 Fund - Class A
Jackson Perspective Index 5 Fund - Class C
Jackson Perspective 10 x 10 Fund - Class A
Jackson Perspective 10 x 10 Fund - Class C
Jackson Perspective Optimized 5 Fund - Class A
Jackson Perspective Optimized 5 Fund - Class C
Jackson Perspective Money Market Fund - Class A

                                    EXHIBIT B

                                INTERNET SERVICES

1. DEFINITIONS. Any term not herein defined in this Exhibit B shall have the meaning given such term in the Agreement. The following definitions shall apply to this Exhibit B:

     (a) "Client Data" means electronic transmissions of data to PFPC related to the shareholders of the Fund.

     (b) "Content" means all Fund Confidential Information, text, pictures, sound, graphics, video and other data supplied by Fund or an End User to PFPC in connection with the Internet Services, and as such materials may be modified by Fund, or in accordance with Fund's instructions, from time to time.

     (c) "Data Sources" means one or more third-party entities that provide Client Data or any other Content to the Fund Web Site or the Internet Site.

     (d) "End-User" shall mean any Client that accesses the PFPC System via PFPC's Internet Site as described in this Exhibit B. End Users shall also include Fund and its employees and contractors who need to access the Internet Services in order to provide services to the Clients.

     (e)  "Fund  Web  Site"  means  the  collection  of  electronic   documents,
          electronic  files  and  pages  residing  on  any  computer   system(s)
          maintained on behalf of the Fund, connected to the Internet and accessible by hypertext link through the World Wide Web to and from Internet Site.

     (f) "Inquiry" shall mean any access to the PFPC System via PFPC's Internet Site initiated by an End-User which is not a Transaction.

     (g) "Internet" shall mean the communications network comprised of multiple communications networks linking education, government, industrial and private computer networks.

     (h) "Internet Services" means the services identified in Section 2 hereof to be provided by PFPC utilizing the Fund Web Site, the Internet and certain software, equipment and systems provided by PFPC, telecommunications carriers and security providers (including but not limited to firewalls and encryption), whereby Inquiries and/or Transactions may be performed and Transactions may be requested by accessing Internet Site via hypertext link from the Fund Web Site. The term Services as used throughout the Agreement shall include the Internet Services.

     (i) "Internet Site" means the collection of electronic documents, electronic files and pages residing on PFPC's computer system(s) (or those elements of the computer system of one or more Internet Service Providers ("ISPs") retained by PFPC and necessary for PFPC's services hereunder), connected to the Internet and accessible by hypertext link from the Fund Web Site through the World Wide Web, where the Inquiry and Transaction data fields and related screens provided by PFPC may be viewed.

     (j) "Transaction" shall mean purchase, redemption, exchange or any other activity involving the movement of Shares initiated by an End-User.

2. PFPC RESPONSIBILITIES. Subject to the provisions of this Exhibit B, PFPC shall provide or perform, or shall retain other persons to provide or perform, the following, at PFPC's expense (unless otherwise provided herein):

     (a) Provide all computers, telecommunications equipment, encryption technology and other materials and services reasonably necessary to develop and maintain the Portal to permit persons to perform the functions more fully described in the Implementation Services Specifications;

     (b) Provide installation services which shall include, review and approval of the Fund's network requirements, recommending method of establishing (and, as applicable, cooperate with the Fund to implement and maintain) a hypertext link between the Internet Site and the Fund Web Site and testing the network connectivity and performance;

     (c) Establish systems to permit End-Users who access the Internet Site from the Fund Web Site to electronically perform Inquiries and create and transmit Transaction requests to PFPC;

     (d) Provide a form of encryption that is generally available to the public in the U.S. for standard Internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and data) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of the Internet Site;

     (e) Maintain and promptly update all on-screen disclaimers, privacy policies or notices, and copyright, trademark and service mark notifications, if any, provided by Fund to PFPC in writing from time to time, and all "point and click" features of the Internet Site relating to Client acknowledgments and acceptance of such disclaimers and notifications. PFPC shall track and maintain records of Client acknowledgments and acceptance of such disclaimers and notifications such that Fund shall be able to associate a specific Client with a specific acknowledgement and acceptance;

     (f) Monitor data communication lines involved in providing the Internet Services and inform the Fund promptly of any detected malfunctions or service interruptions;

     (g) Scan PFPC's Internet interfaces and the Internet Services for viruses and promptly remove any such viruses detected thereon; and

     (h) Maintain and support of the Internet Services, which includes providing error corrections, minor enhancements and interim upgrades to the Internet Services which are made generally available to Internet Services customers and providing help desk support to provide assistance to Fund employees with the Fund' use of the Internet Services; maintenance and support shall NOT include (i) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms, new versions or major development efforts, unless made generally available by PFPC to Internet Services clients, as determined solely by PFPC; or (ii) maintenance of customized features.

     Notwithstanding anything in this Exhibit B or the Agreement to the contrary, the Fund recognize and acknowledge that (i) a logon End-User ID and password are required by End-Users to access the Internet Services; (ii) End-User's Web Browser and ISP must support Secure Sockets Layer (SSL) encryption technology; and (iii) PFPC will not provide any software for access to the Internet, and that such software must be acquired by the Fund or End-User from a third-party vendor at Fund's or End-User's sole cost and expense.

3. FUND RESPONSIBILITIES. Subject to the provisions of this Exhibit B and the Agreement, the Fund shall at its expense (unless otherwise provided herein):

     (a) Provide, or retain other persons to provide, all computers, telecommunications equipment, encryption technology and other materials, services, equipment and software reasonably necessary to develop and maintain the Fund Web Site, including the functionality necessary to maintain the hypertext links to the Internet Services;

     (b) Promptly provide PFPC written notice of changes in Fund policies or procedures requiring changes to the Internet Services;

     (c) Develop Internet marketing materials for End-Users and forward a copy of appropriate marketing materials to PFPC;

     (d) Revise and update pertinent materials, such as user agreements with End-Users, to include the appropriate consents, notices and disclosures for Internet Services, including disclaimers and information reasonably requested by PFPC;

     (e) Maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by PFPC to the Fund in writing from time to time, and all "point and click" features of the Fund Web Site relating to acknowledgment and acceptance of such disclaimers and notifications;

     (f) Design and develop the Fund Web Site functionality necessary to facilitate, implement and maintain the hypertext links to the Internet Services Site and the various Inquiry and Transaction web pages and otherwise make the Fund Web Site available to End-Users; and

     (g) Fund shall have responsibility for providing Content to be posted to the Internet Site and Fund shall have sole responsibility for the completeness and accuracy of Content provided by the Fund or third parties posted and exhibited on the Internet Site and Fund understands and acknowledges that PFPC accepts no responsibility or liability of any kind for any consequences arising from the use of such Content provided by the Fund or any third parties. PFPC shall be responsible for PFPC provided Content, to the extent PFPC actually provides such Content to be posted to the Internet Site.

4. DISCLAIMER OF RESPONSIBILITY.

     Notwithstanding anything to the contrary contained in the Agreement or this Exhibit B, PFPC shall not be obligated to ensure or verify the accuracy or actual receipt, or the transmission, of any data or information contained in any transmission via Internet Services or the consummation of any Inquiry or Transaction request not actually received by PFPC. The Fund shall advise End-Users to promptly notify the Fund or PFPC of any errors or inaccuracies in Shareholder data or information transmitted via Internet Services.

5. PROPRIETARY RIGHTS.

     (a) Each of the parties acknowledges and agrees that it obtains no rights in or to any of the software, hardware, processes, trade secrets, proprietary information or distribution and communication networks of the other under this Exhibit B. Any software, interfaces or other programs a party provides to the other under this Exhibit B shall be used by such receiving party only during the term of this Exhibit B and only in accordance with the provisions of this Exhibit B and the Agreement. Any interfaces, other software or other programs developed by one party shall not be used directly or indirectly by or for the other party or any of its affiliates to connect such receiving party or any affiliate to any other person, without the first party's prior written approval, which it may give or withhold in its sole discretion. Except in the normal course of business and in conformity with Federal copyright law or with the other party's consent, neither party nor any of its affiliates shall disclose, use, copy, decompile or reverse engineer any software or other programs provided to such party by the other in connection herewith.

     (b) The Fund Web Site and Internet Site may contain certain intellectual property, including, but not limited to, rights in copyrighted works, trademarks and trade dress that is the property of the other party. Each party retains all rights in such intellectual property that may reside on the other party's web site, not including any intellectual property provided by or otherwise obtained from such other party. To the extent the intellectual property of one party is cached to expedite communication, such party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for a period of time no longer than that reasonably necessary for the communication. To the extent that the intellectual property of one party is duplicated within the other party's web site to replicate the "look and feel," "trade dress" or other aspect of the appearance or functionality of the first site, that party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for the duration of this Exhibit B. This license is limited to the intellectual property needed to replicate the appearance of the first site and does not extend to any other intellectual property owned by the owner of the first site. Each party warrants that it has sufficient right, title and interest in and to its web site and its intellectual property to enter into these obligations, and that to its knowledge, the license hereby granted to the other party does not and will not infringe on any U.S. patent, United States copyright or other United States proprietary right of a third party.

     (c) Each of the parties hereto agrees that the nonbreaching party would not have an adequate remedy at law in the event of the other party's breach or threatened breach of its obligations under Sections 5(a) or 5(b) of this Exhibit B and that the nonbreaching party would suffer irreparable injury and damage as a result of any such breach. Accordingly, in the event either party breaches or threatens to breach the obligations set forth in Sections 5(a) or 5(b) of this Exhibit B, in addition to and not in lieu of any legal or other remedies a party may pursue hereunder or under applicable law, each party hereto hereby consents to the granting of equitable relief (including the issuance of a temporary restraining order, preliminary injunction or permanent injunction) against it by a court of competent jurisdiction, without the necessity of proving actual damages or posting any bond or other security therefore, prohibiting any such breach or threatened breach. In any proceeding upon a motion for such equitable relief, a party's ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief. The provisions of this Section 5(c) shall survive termination of the Agreement and the provision of services set forth in this Exhibit B.

6. REPRESENTATION AND WARRANTY. Neither party shall knowingly insert into any interface, other software, or other program provided by such party to the other hereunder, or accessible on Internet Site or Fund Web Site, as the case may be, any "back door," "time bomb," "Trojan Horse," "worm," "drop dead device," "virus" or other computer software code or routines or hardware components designed to disable, damage or impair the operation of any system, program or operation hereunder. For failure to comply with this warranty, the non-complying party shall immediately replace all copies of the affected work product, system or software. All costs incurred with replacement including, but not limited to, cost of media, shipping, deliveries and installation shall be borne by such party.

7. LIABILITY LIMITATIONS; INDEMNIFICATION.

     (a) THE INTERNET. Each party acknowledges that the Internet is an unsecured, unstable, unregulated, unorganized and unreliable network, and that the ability of the other party to provide or perform services or duties hereunder is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers, encryption system developers and other vendors and third parties. Each party agrees that the other shall not be liable in any respect for the functions or malfunctions of the Internet. Each party agrees the other shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Internet Services and shall not be liable in any respect for the selection of any such third party, unless such party selected the third party in bad faith or in a grossly negligent manner.

     (b) PFPC'S EXPLICIT DISCLAIMER OF CERTAIN WARRANTIES. EXCEPT AS SPECIFICALLY PROVIDED IN SECTIONS 2 AND OF THIS EXHIBIT B, ALL SOFTWARE AND SYSTEMS DESCRIBED IN THIS EXHIBIT B ARE PROVIDED "AS-IS" ON AN "AS-AVAILABLE" BASIS, AND PFPC HEREBY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR
          PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

     (c) CROSS-INDEMNITY. Each party hereto agrees to indemnify, defend and hold harmless the other party and its affiliates (and their respective officers, directors, agents and employees) from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fee and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) ("Liabilities") arising in connection with any claims that any Internet Services or related work product infringes any proprietary or other rights or any infringement claim against any of such persons based on the party's intellectual property licensed to the other party hereunder (provided the other party has used such intellectual property in conformity with the product guidelines), except to the extent such Liabilities result directly from the gross negligence or knowing or willful misconduct of the other party or its related indemnified parties. The provisions of this Section 7(c) shall survive termination of the Agreement and the provision of services set forth in this Exhibit B.